Exhibit 10.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated effective as of April 24, 2024 (the “Amendment Effective Date”), by and among Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and Generating Alpha Ltd., a Saint Kitts and Nevis corporation (the “Buyer,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and the Buyer entered into and executed that certain Securities Purchase Agreement, dated as of April 1, 2024 (such Securities Purchase Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “SPA”), pursuant to which the Company has agreed to sell a convertible promissory note of the Company (the “Note”), having an initial principal amount of $650,000, for a price of $520,000;

WHEREAS, in connection with the purchase and sale of the Note, the Company has agreed to issue to the Buyer warrants (each, a “Warrant” and collectively, the “Warrants”) to acquire a total of 962,962 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the issuance of the Warrants together with the purchase and sale of the Note, the “Transactions”);

WHEREAS, the Parties wish amend the SPA to include a mandatory reverse stock split covenant.

WHEREAS, the Parties have agreed to amend the SPA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.   Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.   Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.

3.   Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.   Amendments to SPA.

4.1.   The SPA is hereby amended by inserting Section 2.01(d) thereof with the following:

“Mandatory Reverse Stock Split. In the event that closing price of the Company’s Common Stock falls below $0.25 for a period of five (5) consecutive Trading Days, the Company shall promptly thereafter effect a reverse stock split.”

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5.   Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the SPA and the other Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

6.   Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

Grom Social Enterprises, Inc.

By:	/s/ Darren Marks
Name:	Darren Marks
Title:	Chief Executive Officer

Generating Alpha Ltd.

By:	/s/ Maria Cano
Name:	Maria Cano
Title:	Director

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